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                                                                   EXHIBIT 10.17

                              LEASE AMENDMENT NO.3


This Lease Amendment made and entered into this 20th day of August 2002 by and between Whitesell Enterprises, hereinafter referred to as "Landlord" and American Bio Medica Corporation, hereinafter referred to as "Tenant".

WHEREAS, Landlord leased to Tenant that certain premises known as 603 Heron Drive, Units 3 and 4, Bridgeport, New Jersey, (the "Property") pursuant to a Lease dated July 7,1999; and subsequently amended by Lease Amendment No.1, dated August 17,1999 and Lease Amendment No.2 dated March 23,2001, (the "Lease ") the terms and conditions being more particularly described therein, and

WHEREAS, Landlord and Tenant wish to further amend the Lease, the parties hereby agree to the following:

NOW THEREFORE, in consideration of these promises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant intending to be legally bound hereby amend the Lease as follows:

     1) The term of the Lease for Units 3 and 4 at 603 Heron Drive, Bridgeport, New Jersey shall be extended for a period of five (5) years, commencing September 1, 2002 and terminating August 31,2007.

     2) Unit 3 consists of 3,929 square feet Unit 4 consists of 5,239 square feet (correction to Amendment 2 to reflect actual)

     3) The base rental rate for this extension period shall be $5.65 per square foot Net, $4,316.60 Monthly, $51,799 .20 Yearly.

All other terms and conditions of the original Lease, as amended, shall remain in full force and effect.

LANDLORD:           WHITESELL ENTERPRISES

By /s/ Thomas R. Whitsell
   ---------------------------------
   Thomas R. Whitesell

TENANT:            AMERICAN BIOMEDICA CORPORATION

By /s/ Gerald Moore
   ---------------------------------
   Gerald Moore
   Chairman, CEO and President